EXHIBIT 10.8.9

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT, dated as of November 1, 2009 (this “Supplemental Agreement”), is entered into by and between Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia (the “Seller”), Flint Electric Membership Corporation, an electric membership corporation organized and existing under the laws of the State of Georgia (the “Purchaser”), and the United States of America (the “Government”), acting through the Administrator (the “Administrator”) of the Rural Utilities Service (“RUS”).

WHEREAS, the Seller and the Purchaser are entering into a contract for the purchase and sale of electric power and energy, which is attached (the “Wholesale Power Contract”); and,

WHEREAS, the effectiveness of the Wholesale Power Contract is subject to the approval of the Administrator under the terms of the loan contract entered into between the Government and the Purchaser;

NOW, THEREFORE, in consideration of the mutual undertakings herein contained, and the approval of the Administrator of the Wholesale Power Contract, the parties hereto agree as follows:

1.                                       The Seller, the Purchaser and the Government agree that if the Purchaser shall fail to comply with any provision of the Wholesale Power Contract, the Seller, the Government (or the Administrator, if the Administrator so elects), shall have the right to enforce the obligations of the Purchaser under the provisions of the Wholesale Power Contract by instituting all necessary actions at law or suits in equity, including, without limitation, suits for specific performance.  Such rights to enforce the provisions of the Wholesale Power Contract are in addition to and shall not limit the rights that the Government (or the Administrator) shall otherwise have pursuant to the assignment of such Wholesale Power Contract and the payments required to be made thereunder as provided in the “Indenture” (as defined in Schedule C to the Wholesale Power Contract).  The Government shall not, under any circumstances, assume or be bound by the obligations of the Seller under the Wholesale Power Contract except to the extent the Government shall agree in writing to accept and be bound by such obligations.

2.                                       If the Seller shall fail to comply with Section 5.2 of the Wholesale Power Contract, the Government (or the Administrator, if the Administrator so elects), shall have the right to enforce the obligations of the Seller under the provisions of the Wholesale Power Contract by instituting all necessary actions at law or suits in equity, including, without limitation, suits for specific performance.  Such rights to enforce the provisions of the Wholesale Power Contract are in addition to and shall not limit the rights that the Government (or the Administrator) shall otherwise have pursuant to the assignment of such Wholesale Power Contract and the payments required to be made thereunder as provided in the Indenture.  The

Government shall not, under any circumstances, assume or be bound by the obligations of the Purchaser under the Wholesale Power Contract except to the extent the Government shall agree in writing to accept and be bound by such obligations.

3.                                       If either the Seller or the Purchaser is a borrower from RUS at the time an amendment to the Wholesale Power Contract is executed, such amendment to the Wholesale Power Contract shall not be effective unless any notice to RUS required under the terms of the loan agreement entered into between the Government and the Seller shall have been given and the time period provided for therein for objection by RUS to such amendment shall have expired without objection by RUS, or the Administrator shall have otherwise approved such amendment in writing.

4.                                       The Purchaser and the Seller agree that the failure or threatened failure of the Purchaser to comply with the terms of Section 8 of the Wholesale Power Contract will cause irreparable injury to the Government, which cannot properly or adequately be compensated by the mere payment of money.  The Purchaser agrees, therefore, that in the event of a breach or threatened breach of such Section 8 by the Purchaser, the Government (or the Administrator), in addition to any other remedies that may be available to the Government (or the Administrator) judicially, shall have the right to obtain from any competent court a decree enjoining such breach or threatened breach of such Section 8 or providing that the terms of such Section 8 be specifically enforced.

5.                                       The Seller and the Purchaser acknowledge and agree that the consent of the Administrator to any assignment by the Seller or the Purchaser of the Wholesale Power Contract which is subject to consent by the Administrator pursuant to Section 9.1.1 of the Wholesale Power Contract shall be subject to such conditions as the Administrator may require, including obtaining from the assignee a written agreement satisfactory to the Administrator to the effect that the assignee will be bound by the terms of this Supplemental Agreement.

6.                                       The Government is an intended third party beneficiary as provided herein within the meaning of Section 18.6 of the Wholesale Power Contract.

7.                                       This Supplemental Agreement shall terminate when neither the Seller nor the Purchaser is a borrower of RUS.

8.                                       Except to the extent governed by applicable federal law, this Supplemental Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

9.                                       This Supplemental Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.  Neither the Purchaser nor the Seller shall assign this Supplemental Agreement without the consent of the Administrator, except that this Supplemental Agreement may be assigned by the Seller or the Purchaser without the consent of the Administrator in connection with any assignment of the Wholesale Power Contract permitted by the Wholesale Power Contract.

10.                                 This Supplemental Agreement shall be effective when and if the Wholesale Power Contract is effective pursuant to its terms.

(Signatures on next page)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first above mentioned.

SELLER:

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

[CORPORATE SEAL]	By:	/s/ Thomas A. Smith
Thomas A. Smith, President and Chief Executive Officer
ATTEST:

/s/ Patricia N. Nash
Patricia N. Nash
Secretary

PURCHASER:

FLINT ELECTRIC MEMBERSHIP CORPORATION

[CORPORATE SEAL]	By:	/s/ Robert Ray, Jr.
Robert Ray, Jr.
President/CEO
ATTEST:

/s/ Neal L. Talton
Neal L. Talton
Secretary-Treasurer

GOVERNMENT:

UNITED STATES OF AMERICA

	By:	/s/ Victor T. Vu
Director, Power Supply Division